UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2009

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)	The Company has adopted a new form of Employment Agreement (“Employment Agreements”), effective as of August 18, 2009, for use with executive officers serving at the vice president level and above, including the following named executive officers: Mendy Marsh, Chief Financial Officer; Jeffrey Gehring, Vice President of Sales; Timothy J. Barton, Chief Engineer; Gregory Hoffer, Vice President of Concept Development; Douglas Conyers, Vice President of Engineering; and Ted Marchut, Vice President of Business Systems, as well as the Director of Human Resources, Andrea Farmer (each, an “Employee”). These Employment Agreements replaced the prior employment agreements between these Employees and the Company. Each Employment Agreement provides that the Employee’s base salary and other compensation will be set by the Board of Directors, in its sole discretion, and that prior to a Change of Control, the employment is “at will”. A Change of Control occurs under the Employment Agreements when (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities, (b) any person or group shall make a tender offer or an exchange offer for 50% or more of the combined voting power of the Company’s then outstanding securities, (c) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company cease for any reason to constitute a majority of the board, (d) the Company shall consolidate, merge or exchange securities with any other entity where the stockholders of the Company immediately before the effective time of such transaction do not beneficially own, immediately after the effective time of such transaction, shares or other equity interests entitling such stockholders to a majority of all votes, or (e) any person or group acquires 50% or more of the Company’s assets. Each Employment Agreement provides that if the Employee’s employment with the Company terminates under certain circumstances within one (1) year following a Change of Control or if, following the Change of Control, the Employment Agreement is extended for one (1) year renewal terms, upon termination of the Employee the Company shall pay the Employee an amount equal to the Employee’s base salary in effect at the date of termination for six (6) months following the date of termination. These Employees will be entitled to receive the above-described severance payment if such employee voluntarily terminates employment upon the occurrence of or 360 days following certain events generally constituting a change in circumstances of their employment provided that the Company shall be entitled to remedy such circumstances during a 30 day period following receipt of notice from such employee.

The Agreement provides that any payments to an Employee in connection with a Change in Control will not be limited to the amounts that are deductible by the Company. As such, such payments may result in him receiving a payment that is subject to an excise tax. If an Employee was subject to an excise tax on such payment, such Employee would also receive a tax gross-up payment whereby any adverse tax consequences would be ameliorated by additional payments from the Company as may be necessary in order to protect the intended economic benefits under the Employment Agreement.

The description of the material terms of the Employment Agreements is qualified by reference to the form of Employment Agreement which is filed as Exhibit 10.1 hereto, and incorporated by reference herein.

James R. Morris, Chief Executive Officer and Craig Robinson, Chief Operating Officer will continue to be bound by their current Employment Agreements which were filed as Exhibit 10.1 to the Form 8-K filed August 27, 2008 and Exhibit 10.1 to the Form 8-K filed October 6, 2008, respectively.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

10.1	Form of Employment Agreement for Executive Officers at Vice President-level and above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Mendy Marsh
Mendy Marsh, Vice President and Chief Financial Officer

Dated: August 19, 2009

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Form of Employment Agreement for Executive Officers at Vice President-level and above.